Exhibit 99.2

ZUCCARO TECHNICAL CONSULTING, LLC

Condensed Financial Statements

Six Months Ended June 30, 2026

(Unaudited)

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ZUCCARO TECHNICAL CONSULTING, LLC

Condensed Balance Sheets

June 30, 2026 (unaudited) and December 31, 2025

	June 30, 2026 (unaudited)	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$446,449	$816,987
Marketable Securities	1,653,596	1,601,803
Accounts receivable, net of allowance for credit losses of $0	599,975	357,295
Other receivables	3,357	3,357
Total Current Assets	$2,703,377	$2,779,442

Property and Equipment, Net	-	39
Total Assets	$2,703,377	$2,779,481

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts Payable and accrued liabilities	$98,349	$136,001
Total Current Liabilities	$98,349	$136,001

Members’ Equity	$2,605,028	$2,643,480
Total Liabilities and Members’ Equity	$2,703,377	$2,779,481

ZUCCARO TECHNICAL CONSULTING, LLC

Condensed Statement of Operations

Six Months Ended June 30, 2026 (Unaudited)

2026

Revenue	$2,024,417
Cost of revenue	1,579,330
Gross profit	$445,087

General and administrative expenses	197,203

Income from operations	$247,884

Other income (expense)
Dividend, interest and Other Income	$30,878
Unrealized gain on investments	22,830
Investment expenses and foreign taxes	(1,797)
Total other income	$51,911

Net income	$299,795

ZUCCARO TECHNICAL CONSULTING, LLC

Condensed Statement of Changes in Members’ Equity

Six Months Ended June 30, 2026 (Unaudited)

MEMBERS’ EQUITY
Beginning Balance at January 1, 2026	$2,643,480
Net Income	299,795
Distributions	(338,247)
Ending Balance at June 30, 2026	$2,605,028

ZUCCARO TECHNICAL CONSULTING, LLC

Condensed Statement of Cash Flows

Six Months Ended June 30, 2026 (Unaudited)

2026
Cash flows from operating activities
Net income	$299,795
Adjustments reconciling net income to net cash used in operating activities:
Depreciation	39
Net appreciation in fair value of investments	(22,830)
Changes in operating assets and liabilities:
Accounts receivable	(242,680)
Accounts payable and accrued liabilities	(37,652)
Net cash used in operating activities	(3,328)
Cash flows from investing activities

Net (purchases) sales of investments	(28,963)
Net cash used in investing activities	(28,963)
Cash flows from financing activities
Distributions to members	(338,247)
Net cash used in financing activities	(338,247)

Net decrease in cash and cash equivalents	(370,538)
Cash and cash equivalents, beginning of period	816,987
Cash and cash equivalents, end of period	$446,449

ZUCCARO TECHNICAL CONSULTING, LLC

Notes to the Condensed Financial Statements

June 30, 2026 (Unaudited)

1. Nature of Operations and Acquisition

Acquisition by Rank One Computing Corporation (“ROC”). On June 23, 2026, ZTC Holdco, Inc., the sole member of Zuccaro Technical Consulting, LLC (the “Company”), entered into a Purchase Agreement with ROC providing for the sale of all of the outstanding membership interests of the Company. The transaction closed on August 31, 2026, resulting in ROC’s acquisition of the Company. These condensed financial statements reflect the Company’s financial position and results of operations for the six months ended June 30, 2026, a period prior to the closing of the transaction. See Note 7.

Nature of Operations. Zuccaro Technical Consulting, LLC is a Maryland limited liability company founded in April of 2004 that provides digital forensics software design and development services as a subcontractor to prime contractors on U.S. federal government contracts. The Company’s services are provided primarily on a time-and-materials basis, with labor billed at contractually established hourly rates and allowable travel costs reimbursed under the related subcontracts. The Company’s operations and customers are located in the United States, and services are performed from the Company’s offices in Virginia and at federal government customer sites.

On June 18, 2026, the Company’s members contributed all of their outstanding membership interests in the Company to ZTC Holdco, Inc., a Maryland corporation formed by the members for that purpose, in exchange for all of its outstanding common stock. Effective as of that date, ZTC Holdco, Inc. elected to treat the Company as a qualified subchapter S subsidiary, and effective June 19, 2026 the Company elected to be classified as an entity disregarded as separate from its owner (collectively, the “Reorganization”). The Reorganization was a transaction among entities under common control and did not change the historical carrying amounts of the Company’s assets, liabilities or members’ equity. ZTC Holdco, Inc. has been the sole member of the Company since June 18, 2026.

2. Basis of Presentation

The accompanying condensed financial statements are unaudited and have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The condensed balance sheet as of December 31, 2025 has been derived from the Company’s audited financial statements as of that date.

In the opinion of management, the accompanying condensed financial statements include all adjustments, consisting of normal recurring accruals, considered necessary for a fair statement of the Company’s financial position as of June 30, 2026 and its results of operations and cash flows for the six months ended June 30, 2026. Results of operations for the six months ended June 30, 2026 are not necessarily indicative of the results that may be expected for the year ending December 31, 2026.

These condensed financial statements should be read in conjunction with the Company’s audited financial statements and the related notes for the years ended December 31, 2025 and 2024. There have been no material changes to the Company’s significant accounting policies from those described in those audited financial statements.

Allowance for Credit Losses. The Company evaluates its trade accounts receivable for expected credit losses under ASC 326, Financial Instruments—Credit Losses. The Company early adopted ASU 2025-05, Measurement of Credit Losses for Accounts Receivable and Contract Assets, effective for the year ended December 31, 2025, and has elected both the practical expedient to assume that current conditions as of the balance sheet date do not change over the remaining life of its receivables and the accounting policy election to consider collection activity occurring after the balance sheet date but before the financial statements are available to be issued. Management identified no history of write-offs, no disputes, and no indicators of credit deterioration, and evaluated subsequent collection activity through the date these condensed financial statements were available to be issued (see Note 7). Based on this evaluation, no allowance for credit losses was required as of June 30, 2026.

Revenue Recognition. The Company generates substantially all of its revenue from time-and-materials labor services provided as a subcontractor to Prime contractors on U.S. federal government contracts, recognized over time as the services are performed in accordance with ASC 606, Revenue from Contracts with Customers. Because the Company operates within a single line of business and its contracts share similar economic characteristics and risk profiles, management has concluded that no further disaggregation of revenue by category or contract type would provide useful information beyond what is presented.

Income Taxes. Through June 18, 2026, the Company was treated as an S corporation for federal and state income tax purposes. In connection with the Reorganization described in Note 1, the Company became a qualified subchapter S subsidiary of ZTC Holdco, Inc. effective June 18, 2026 and elected to be classified as an entity disregarded as separate from its owner effective June 19, 2026. The Company was not subject to entity-level federal or state corporate income taxes either before or after the change in tax status, and taxable income continues to be reported by the owners on their individual income tax returns. Accordingly, no provision for federal or state corporate income taxes has been recorded, and the change in tax status had no effect on these condensed financial statements.

Recently Adopted Accounting Pronouncements. In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, effective for the Company for fiscal years beginning after December 15, 2025, with early adoption permitted. The standard requires enhanced income tax disclosures, including additional disaggregation within the effective tax rate reconciliation and income taxes paid by jurisdiction. The Company adopted the standard on January 1, 2026, and its adoption did not have a material impact on the Company’s financial statements given the Company’s pass-through tax status and limited state tax exposure.

3. Investments and Fair Value Measurements

The Company’s investments, short-term investments, money market mutual funds, mutual funds, and ETFs, are classified within Level 1 of the fair value hierarchy under ASC 820, Fair Value Measurement, as they are valued using quoted prices in active markets for identical assets. The Company had no Level 2 or Level 3 inputs in either period presented.

June 30, 2026
Asset Type	Level 1
Short term investments	$634
Money market mutual funds	1,087,331
Mutual funds	497,421
ETFs	68,210
Total assets measured at fair value	$1,653,596

December 31, 2025
Asset Type	Level 1
Short term investments	$2,519
Money market mutual funds	1,068,152
Mutual funds	467,715
ETFs	63,417
Total assets measured at fair value	$1,601,803

The Company recognized net unrealized gains on investments of $22,830, no net realized gains or losses, and interest and dividend income of $30,878, for the six months ended June 30, 2026.

4. Accounts Payable & Accrued Liabilities

Accounts payable and accrued liabilities consist of the following:

	June 30, 2026	December 31, 2025
Accounts Payable	$3,565	$2,966
401(k) contributions payable	33,583	70,002
Health savings account contributions payable	6,068	11,500
Other accrued expenses	3,600	-
Accrued compensated absences	51,533	51,533
Total accounts payable and accrued liabilities	$98,349	$136,001

5. Members’ Equity

The Company is a limited liability company organized under the laws of the State of Maryland. The liability of each member is limited to the member’s capital contribution. As described in Note 1, on June 18, 2026 the Company’s two members contributed all of their membership interests to ZTC Holdco, Inc., and ZTC Holdco, Inc. has been the Company’s sole member since that date. The membership interests constitute a single class with identical rights to distributions and to liquidation proceeds, and net income is allocated in proportion to ownership percentage. The operating agreement does not provide for redemption of membership interests, and the Company has perpetual existence with no stated termination date.

Distributions are made at the discretion of the member and totaled $338,247 for the six months ended June 30, 2026.

6. Concentrations

The Company maintains its cash in two accounts at a single financial institution. Amounts on deposit in excess of federally insured limits totaled approximately $196,449 and $566,987 at June 30, 2026 and December 31, 2025, respectively. Investments are held in brokerage accounts at a single institution. The Company has not experienced any losses in these accounts.

For the six months ended June 30, 2026, “Customer A,” “Customer B” and “Customer C” represented approximately 51%, 29% and 20%, respectively, of the Company’s revenue. The Company’s contract with “Customer A” reached its scheduled expiration on May 31, 2026. “Customer C” represents services performed under a professional services agreement entered into in March 2026, and those services ceased in August 2026.

“Customer A,” “Customer B” and “Customer C” represented approximately 1%, 65% and 34%, respectively, of gross accounts receivable as of June 30, 2026. “Customer A” and “Customer B” represented approximately 57% and 43%, respectively, of gross accounts receivable as of December 31, 2025.

The loss of one of its prime contractor relationships could have a material adverse effect on the Company’s operations.

7. Subsequent Events

Management has evaluated subsequent events through October 29, 2026, the date the condensed financial statements were available to be issued.

The sale of all the outstanding membership interests of the Company to ROC, described in Note 1, closed on August 31, 2026.

In August 2026, prior to closing and as permitted by the Purchase Agreement, the Company liquidated all the marketable securities held in its investment accounts, closed those accounts, and distributed the proceeds to its member. The marketable securities and related proceeds were excluded from the assets acquired by ROC.